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                                                            EXHIBIT 23.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement No. 333-60511 of American Champion Entertainment, Inc. on Form
S-3, our report dated February 11, 1998, appearing in the Annual Report on Form 10-KSB of American Champion Entertainment, Inc. for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.


/s/ Moss Adams LLP

Moss Adams LLP
San Francisco, California
November 24, 1998